EXHIBIT 10.1

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 18th day of December, 2012, by and  SILICON VALLEY BANK (“Bank”), RELM WIRELESS CORPORATION, a Nevada corporation whose address is 7100 Technology Drive, West Melbourne, Florida  32904 (“Relm Wireless”), and RELM COMMUNICATIONS, INC., a Florida corporation (“Relm Communications”; Relm Wireless and Relm Communications are sometimes hereinafter referred to individually as a “Borrower” and collectively as the “Borrowers”).

Recitals

A.           Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of October 23, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrowers have requested that Bank amend the Loan Agreement to (i) extend the maturity date, (ii) modify the interest rate payable on the Advances, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.2 (Letters of Credit Sublimit).  Section 2.1.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.1.2           [Intentionally Omitted].

2.2 Section 2.1.3 (Foreign Exchange Sublimit).  Section 2.1.3 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.1.3           [Intentionally Omitted].

2.3 Section 2.1.4 (Cash Management Services Sublimit).  Section 2.1.4 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.1.4           [Intentionally Omitted].

2.4 Section 2.2 (Overadvances).  Section 2.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.2           Overadvances.

If, at any time, the outstanding principal amount of any Advances exceeds the lesser of either the Revolving Line or the Borrowing Base (the amount of such excess amount being an “Overadvance”), Borrowers shall immediately pay to Bank in cash such excess.  Without limiting Borrowers’ obligation to repay Bank any amount of the Overadvance, Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.5 Section 2.3 (Payment of Interest on the Credit Extensions)  Section 2.3(a) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following

(a) Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to half a percentage point (0.50%) above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below; provided, however, that during any period in which the Borrowers’ Adjusted Quick Ratio, as reflected on the Compliance Certificate most recently delivered in accordance with the terms of this Agreement, is greater than or equal to 1.25:1.00, the amounts outstanding under the Revolving Line shall accrue interest at a rate per annum equal to the Prime Rate; provided, further, that during any period for which the Borrowers have failed to timely deliver a Compliance Certificate as required under Section 6.2(v), the Borrowers’ Adjusted Quick Ratio shall, for purposes of this Section, be deemed to be less than 1.25:1.00.  Adjustments in the interest rate resulting from a change (or deemed change) in Adjusted Quick Ratio as of the last day of any quarter shall be effective following delivery of the Compliance Certificate reflecting such change (or upon the failure to so deliver such Compliance Certificate when due), and, subject to clause (b) below, the applicable margin (if any) used to determine the interest rate hereunder shall remain in effect until delivery (or, if not delivered, on the due date) of the Compliance Certificate for the last day of next quarter.  Accrued interest on amounts outstanding under the Revolving Line shall be payable monthly.

2.6 Section 2.4 (Fees). Sections 2.4(b) and (c) of the Loan Agreement are hereby amended by deleting such sections in their entirety and replacing them with the following:

(b)           [Intentionally Omitted];

(c)           [Intentionally Omitted];

2.7 Section 4.1 (Grant of Security Interest).  Section 4.1 of the Loan Agreement is hereby amended by adding the following new paragraphs immediately after the first paragraph as follows:

Each Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, each Borrower agrees that any amounts either Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrowers and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and Bank Services obligations that are fully cash collateralized as set forth below) are satisfied in full, and at such time, Bank shall, at Borrowers’ sole cost and expense, terminate its security interest in the Collateral and all rights therein shall revert to Borrowers.  In the event (x) all Obligations (other than inchoate indemnity obligations and Bank Services obligations that are fully cash collateralized as set forth below), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrowers providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any.  In the event such Bank Services consist of outstanding Letters of Credit, Borrowers shall provide to Bank cash collateral in an amount equal to 105% of the Dollar Equivalent (or 110% if the Dollar Equivalent is denominated in Foreign Currency) of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating  to such  Letters of Credit.

2.8 Section 6.7 (Financial Covenants).  Section 6.7(b) is amended in its entirety and replaced with the following:

(b)           Tangible Net Worth.  A Tangible Net Worth of at least $25,773,000, (i) increased by (A) 50% of quarterly net profits and (B) 75% of the net proceeds received from issuances of equity and issuances of Subordinated Debt, in each case received during the quarter ending on September 30, 2012 or any time thereafter; and (ii) decreased by the aggregate amount paid in respect of Permitted Stock Repurchases, not to exceed $2,500,000.

2.9 Section 7.7 (Financial Covenants).  Section 7.7 is amended in its entirety and replaced with the following:

7.7           Distributions; Investments.  (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock other than Permitted Distributions or Permitted Stock Repurchases; or (b) directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so.

2.10 Section 9.1 (Rights and Remedies).  Section 9.1(c) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(c)           for any Letters of Credit, demand that Borrowers (i) deposit cash with Bank in an amount equal to 105% of the Dollar Equivalent (or 110% if the Dollar Equivalent is denominated in Foreign Currency) of the aggregate face amount of all Letters of Credit remaining undrawn (plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrowers shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

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2.11 Section 12.9 (Survival).  Section 12.9 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

12.9           Survival.

All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement and Bank Services obligations that are fully cash collateralized as set forth in Section 4.1) have been paid in full and satisfied.  Without limiting the foregoing, except as otherwise provided in Section 4.1, the grant of security interest by Borrowers in Section 4.1 shall survive until the termination of all Bank Services Agreements (except for Bank Services obligations that are fully cash collateralized as set forth in Section 4.1). The obligation of Borrowers in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

2.12 Section 13 (Definitions).

(a)           The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting each in its entirety and replacing each with the following:

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) the amount available under the Borrowing Base, minus (b) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance or any other extension of credit by Bank for either or both Borrowers’ benefit under this Agreement.

“FX Forward Contract” is any foreign exchange contract by and between Borrowers, or either of them, and Bank under which such Borrower(s) commit to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower(s) based upon an application, guarantee, indemnity, or similar agreement.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by either Borrower or any guarantor, and any other present or future agreement between either or both Borrowers, any guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Obligations” are Borrowers’ obligations to pay when due any debts, principal, interest, Bank Expenses and other amounts either Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of each Borrower assigned to Bank, and to each perform Borrower’s duties under the Loan Documents.

“Revolving Line Maturity Date” is December 31, 2014.

(b)           The following term and its respective definition are hereby added in alphabetical order to Section 13.1 of the Loan Agreement as follows:

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to either Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Permitted Stock Repurchase” means a repurchase by Relm Wireless of its common stock, so long as all of the following conditions have been satisfied: (i) no Default or Event of Default shall exist at the time of such repurchase or as a result thereof; (ii) the representations and warranties in Section 5 shall be true in all material respects on the date of the such repurchase; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (iii) such repurchase shall occur on or after December 18, 2012 but not later than December 31, 2013; (iv) after giving effect thereto, the aggregate purchase price for all such Permitted Stock Repurchases shall not exceed $2,500,000; and (v) at the time of such repurchase, the Adjusted Quick Ratio shall be at least 1.25 to 1.00.  On the date of each repurchase of common stock by Relm Wireless as contemplated by this definition of “Permitted Stock Repurchase”, each Borrower shall be deemed to have represented and warranted on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date

(c)           The defined terms “Cash Management Services”, “FX Business Day”, “FX Reduction Amount”, “FX Reserve”, “Letter of Credit Application”, “Letter of Credit Reserve”, and “Settlement Date” set forth in Section 13.1 of the Loan Agreement and all references thereto in the Loan Agreement are hereby deleted in their entirety.

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2.13 Compliance Certificate.  From and after the Closing Date, Exhibit D of the Loan Agreement is replaced in its entirety with Exhibit D attached hereto and all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit D attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 0, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties.  To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Such Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of such Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by such Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting either Borrower, (b) any material contractual restriction with a Person binding on either Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on either Borrower, or (d) the organizational documents of either Borrower;

4.6 The execution and delivery by such Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Commitment Fee.  In consideration of the Bank’s agreement to enter into this Amendment and to amend the Loan Agreement as set forth herein, the Borrowers agree to pay to the Bank a commitment fee in the amount of $35,000, which shall be due and payable on the date hereof, and which, once paid, will not be subject to refund or rebate for any reason.

6. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7. Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) the due execution and delivery to Bank of such additional agreements, documents and instruments as the Bank may require, (c) payment of the Commitment Fee reflected in Section 5 of this Amendment, and (d) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

Silicon Valley Bank

By:	/s/ Thomas Armstrong
Name:	Thomas Armstrong
Title:	Vice President

BORROWERS

Relm Wireless Corporation

By:	/s/ William P. Kelley
Name:	William P. Kelley
Title:	Executive Vice President and CFO

Relm Communications, Inc.

By:	/s/ William P. Kelley
Name:	William P. Kelley
Title:	Executive Vice President and CFO

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:           SILICON VALLEY BANK                                                                                           Date:
FROM:                 RELM WIRELESS CORPORATION AND RELM COMMUNICATIONS, INC.

The undersigned authorized officer of RELM WIRELESS CORPORATION and RELM COMMUNICATIONS, INC. (“Borrowers”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrowers and Bank (the “Agreement”), (1) Borrowers are in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrowers, and each of their Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrowers except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrowers or any of their Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Projections	Within 60 days prior to FYE	Yes No
Annual Financial Statement (CPA Audited)	Within 15 days after filing with SEC (or within 15 days of filing deadline, if not timely filed)	Yes No
10-Q, 10-K and 8-K	Within 15 days after filing with SEC (or within 15 days of filing deadline, if not timely filed)	Yes No
Borrowing Base Certificate, A/R & A/P Agings and Inventory Reports	Monthly within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)
___________________________________________________________________________________________
___________________________________________________________________________________________

Schedule 1 to Exhibit D

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Adjusted Quick Ratio	1.0:1.0	_____:1.0	Yes No
Minimum Tangible Net Worth	$____________ (which equals $25,773,000 plus 50% of quarterly net profits plus 75% of equity and Subordinated Debt net proceeds), minus 100% of amount of Permitted Stock Repurchases	$_______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

Relm Wireless Corporation

By: _______________________________
Name: _____________________________
Title: ______________________________

Relm Communications, Inc.

By: _______________________________
Name: _____________________________
Title: ______________________________

BANK USE ONLY

Received by: ____________________________
authorized signer
Date:                    __________________________

Verified: ________________________
authorized signer
Date:                    __________________________

Compliance Status:          Yes     No

Schedule 1 to Exhibit D

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

I.           Adjusted Quick Ratio (Section 6.7(a))

Required:                      1.00:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrowers and their Subsidiaries	$ ________
B.	Aggregate value of the net billed accounts receivable of Borrowers and their Subsidiaries	$ ________
C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrowers and their Subsidiaries	$ ________
D.	Quick Assets (the sum of lines A through C)	$ ________
E.	Aggregate value of Obligations to Bank	$ ________
F.
Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrowers’ consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year
$ ________
G.	Current Liabilities (the sum of lines E and F)	$ ________
H.	Aggregate value of all amounts received or invoiced by Borrowers in advance of performance under contracts and not yet recognized as revenue	$ ________
I.	Line G minus line H	$ ________
J.	Adjusted Quick Ratio (line D divided by line I)	________

Is line J equal to or greater than 1.00:1:00?

  ______ No, not in compliance                                                                                       ______Yes, in compliance

Schedule 1 to Exhibit D

II.           Tangible Net Worth (Section 6.7(b))

Required:                      $________________ (which is $25,773,000 plus 50% of quarterly net profits plus 75% of equity and Subordinated Debt net proceeds, minus 100% of amount of Permitted Stock Repurchases)

Actual:

A.	Shareholders Equity, as reflected on Borrower’s consolidated balance sheet	$ ________
B.	Aggregate value of goodwill of Borrowers and their Subsidiaries	$ ________
C.	Non-Cash related accounting adjustments to deferred tax	$ ________
D.	Tangible Net Worth (line A minus line B minus line C)	$ ________

Is line D equal to or greater than the required Tangible Net Worth as set forth above?

  ______ No, not in compliance                                                                                       ______Yes, in compliance

Schedule 1 to Exhibit D